                                                                     Exhibit 3.1

                              ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 ORTHOVITA, INC.

                           -------------------------

     Orthovita, Inc. (the "Corporation"), a corporation organized and subsisting under and by virtue of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), in compliance with Section 1915 of the BCL, does hereby certify:

     1.  The name of the Corporation is Orthovita, Inc.

     2. The address of the registered office of the Corporation in the Commonwealth of Pennsylvania is 45 Great Valley Parkway, Malvern, Chester County, Pennsylvania 19355.

     3.  The Corporation was incorporated pursuant to the BCL.

     4.  The corporation was incorporated on June 26, 1992.

     5. This Amendment to the Amended and Restated Articles of Incorporation shall be effective upon their filing with the Department of State of the Commonwealth of Pennsylvania.

     6.  The Amendment was adopted by the shareholders pursuant to 15 Pa.C.S.
Section 1914(a) and (b).

     7. The Amendment adopted by the Corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

     IN TESTIMONY WHEREOF, these Articles of Amendment to the Amended and Restated Articles of Incorporation have been duly executed by the undersigned this 12th day of June 2003.

                                          ORTHOVITA, INC.


                                          By:      /s/  ANTONY KOBLISH
                                             -----------------------------------
                                                       Anthony Koblish
                                                President and Chief Executive
                                                          Officer

                                    EXHIBIT A
                                    ---------

     The first sentence of Article 5 of the Corporation's Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

     "The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 common shares, $.01 par value per share (the "Common Shares"), and 20,000,000 preferred shares, $.01 par value per share (the "Preferred Shares")."

                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 ORTHOVITA, INC.

(Pursuant to Item 601(3)(b)(i) of Regulation S-K, the following constitutes a complete copy of the Amended and Restated Articles of Incorporation of the Registrant, as amended to date and as currently in effect).

1.   The name of the corporation is Orthovita, Inc. (the "Corporation").

2. The name of the Commercial Registered Office Provider is Corporation Service Company, Montgomery County.

3. The Corporation is incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL").

4. The Corporation's board of directors (the "Board of Directors") shall have such number of members as determined from time to time by the Corporation's board of directors.

5.   Capital Stock.

     The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 common shares, $.01 par value per share (the "Common Shares"), and 20,000,000 preferred shares, $.01 par value per share (the "Preferred Shares"). The Board of Directors may authorize the issuance from time to time of Preferred Shares in one or more classes or series and with designations, voting rights, preferences, and special rights, if any, as the Board of Directors may fix by resolution. Without limiting the foregoing, the Board of Directors is authorized to fix with respect to each series:

     (a) the number of shares which shall constitute the series and the name of the series;

     (b) the rate and times at which, and the preferences and conditions under which, dividends shall be payable on shares of the series, and the status of such dividends as cumulative or non-cumulative and as participating or non-participating;

     (c) the prices, times and terms, if any, at or upon which shares of the series shall be subject to redemption;

     (d) the rights, if any, of holders of shares of the series to convert such shares into, or to exchange such shares for, shares of any other class of stock of the Corporation;

     (e) the rights and preferences, if any, of the holders of shares of the series upon any liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

     (f) the limitations, if any, applicable while such series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, the Common Stock or any other class of stock which does not rank senior to the shares of the series; and

     (g)  the voting rights, if any, to be provided for shares of the series.

6.   Duties and Liabilities of Directors and Officers.

     (a) Directors and officers as fiduciaries. A director or officer of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his or her duties as a director or officer, including his or her duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director or officer shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (a) one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent with respect to the matters presented, (b) counsel, public accountants or other persons as to matters that the director or officer reasonably believes to be within the professional or expert competence of such person, or (c) a committee of the Board of Directors upon which the director or officer does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence. A director or officer shall not be considered to be acting in good faith if he or she has actual knowledge concerning the matter in question that would cause his or her reliance to be unwarranted. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or officer of the Corporation or any failure to take any action shall be presumed to be in the best interests of the Corporation.

     (b) Personal liability of directors. A director of the Corporation shall not be personally liable for monetary damages as such (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under these Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     (c) Personal liability of officers. An officer of the Corporation shall not be personally liable, as such, to the Corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under these Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

7. The shareholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.

8. Subchapters B, C, D, E, G, H, I and J of Section 25 of the Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation.

9. The Corporation reserves the right, from time to time, to amend, alter or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter provided by statute for the amendment of articles of incorporation.

                Statement of Designations, Rights and Preferences
                                     of the
      Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock
                                       of
                                 Orthovita, Inc.

     The undersigned, being the Chief Executive Officer of Orthovita, Inc., a Pennsylvania corporation (the "Corporation"), does hereby certify, in his capacity as such, that the following resolution has been duly adopted by the board of directors of the Corporation:

          Resolved, that pursuant to the authority expressly granted to and vested in the board of directors of the Corporation (the "Board") pursuant to Section 1522(b) of the Pennsylvania Business Corporation Law of 1988, as amended, and by the provisions of Article 5 of the Corporation's Amended and Restated Articles of Incorporation, as amended to date (the "Articles of Incorporation"), the Board hereby creates a series of preferred stock of the Corporation, par value $0.01 per share, consisting of 2,000 shares, which shall be designated as the "Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock" (hereinafter, the "Convertible Preferred Stock" or the "Preferred Stock"), which series shall have the following powers, designations, preferences and relative participating, optional, voting or other rights, and the following qualifications, limitations or restrictions:

     1. Dividends. The holders of the Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Corporation's Board of Directors, out of funds legally available therefor, cumulative dividends payable as set forth in this Section 1.

          a. Dividends on the Convertible Preferred Stock shall accrue and shall be cumulative from the date of issuance of the shares of Convertible Preferred Stock (the "Date of Original Issue"), whether or not earned or declared by the Board of Directors of the Corporation. Until paid, the right to receive dividends on the Convertible Preferred Stock shall accumulate, and shall be payable at the Corporation's option (subject to the Issuance Cap Amount set forth in Section 5(k)) in either cash or in kind in shares of the Corporation's Common Stock (the "Common Stock"), as set forth below, in arrears, on March 31, June 30, September 30 and December 31 of each year (a "Dividend Payment Date"), commencing on September 30, 2002 (the "Initial Dividend Payment Date") except that if such Dividend Payment Date is not a business day, then the Dividend Payment Date will be the immediately preceding business day. If the Corporation elects to pay the dividend in shares of Common Stock, the Corporation shall set aside a sufficient number of shares of Common Stock for the payment of such declared dividends and shall deliver certificates representing such shares of Common Stock to the holders of shares of Convertible Preferred Stock as of the record date for such dividend in payment of such declared dividends within two business days after such Dividend Payment Date. Each such dividend declared by the Board of Directors on the

Convertible Preferred Stock shall be paid to the holders of record of shares of the Convertible Preferred Stock as they appear on the stock register of the Corporation on the record date which shall be the business day next preceding a Dividend Payment Date. Dividends in arrears for any past dividend period may be declared by the Board of Directors of the Corporation and paid on shares of the Convertible Preferred Stock on any date fixed by the Board of Directors of the Corporation, whether or not a regular Dividend Payment Date, to holders of record of shares of the Convertible Preferred Stock as they appear on the Corporation's stock register on the record date. The record date, which shall not be greater than 5 days before such Dividend Payment Date, shall be fixed by the Board of Directors of the Corporation. Any dividend payment made on shares of the Convertible Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid.

          b. The dividend rate (the "Dividend Rate") on each share of Convertible Preferred Stock shall be 6% per share per annum on $10,000 (the Liquidation Preference (as hereinafter defined) of each such share) for the period from the Date of Original Issue until the Initial Dividend Payment Date and, for each dividend period thereafter, which shall commence on the last day of the preceding dividend period and shall end on the next Dividend Payment Date, shall be at the Dividend Rate (as adjusted from time to time as hereinafter provided) on such Liquidation Preference and no more. Commencing twenty-one (21) months after the Initial Dividend Payment Date, the Dividend Rate shall be increased by two percentage points per share per annum, and each three months thereafter, the Dividend Rate shall increase by an additional two percentage points per share per annum, up to a maximum Dividend Rate of 14% per share per annum. The amount of dividends per share of the Convertible Preferred Stock payable for each dividend period or part thereof (the "Dividend Value") shall be computed by multiplying the Dividend Rate for such dividend period by a fraction the numerator of which shall be the number of days in the dividend period or part thereof (calculated by counting the first day thereof but excluding the last day thereof) on which such share was outstanding and the denominator of which shall be 365 and multiplying the result by the Liquidation Preference. In addition, in the event that the Convertible Preferred Stock is converted pursuant to Section 5(b)(iv) prior to July 1, 2005, the Corporation shall, within five business days following such mandatory conversion event, pay an additional dividend amount equal to the difference between (x) $2,000 per share of Convertible Preferred Stock to be so converted and (y) the sum of all dividends that have been paid and all accrued but unpaid dividends, with respect to each such share (the "Additional Dividend"). Except as provided otherwise in this paragraph, any such dividend declared shall be payable in either cash or in kind in shares of Common Stock, at the option of the Corporation, subject to the Issuance Cap Amount set forth in Section 5(k). If a dividend is to be paid in kind in Common Stock, the Common Stock shall be valued at the Current Market Price (as hereinafter defined) as of the record date for such Dividend Payment Date. In furtherance thereof, the Corporation shall reserve out of the authorized but unissued shares of Common Stock, solely for issuance in respect of the payment of dividends as herein described, a sufficient number of shares of Common Stock to pay such dividends, when, if and as declared by the Board of Directors of the Corporation. The Additional Dividend shall be payable in cash unless the shareholders approve the

Company's ability to pay the Additional Dividend in cash or in kind in shares of Common Stock.

          c. Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Common Stock or any other class or series of capital stock of the Corporation for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Convertible Preferred Stock through the most recent Dividend Payment Date. If full cumulative dividends have not been paid on shares of the Convertible Preferred Stock, all dividends declared on shares of the Convertible Preferred Stock shall be paid pro rata to the holders of outstanding shares of the Convertible Preferred Stock.

          d. Convertible Preferred dividends may be paid even if, after giving effect thereto, the Corporation's total assets would be less than the sum of its total liabilities, plus the amount that would be needed, ifthe Corporation were to be dissolved at the time of such distribution, to satisfy the preferential rights upon dissolution of shareholders, if any, whose preferential rights are superior to those receiving the distribution.

          e. The holders of the Convertible Preferred Stock shall each be entitled to receive dividends, on a pari passu basis with the holders of shares of Common Stock, out of any assets legally available therefor, with the amount of such dividends to be distributed to the holders of Convertible Preferred Stock computed on the basis of the number of shares of Common Stock which would be held by such holder if, immediately prior to the declaration of the dividend, all of the shares of Convertible Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value (as hereinafter defined).

     2. Voting Rights. Except as otherwise provided herein or by law, the holders of the Convertible Preferred Stock shall have full voting rights and powers, subject to the Beneficial Ownership Cap and the Issuance Cap Amount as defined in Section 5(k), equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any shareholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote (other than to approve the issuance of securities in excess of the Issuance Cap Amount and an amendment to the Corporation's Bylaws providing for rights of the holders of Preferred Stock to nominate or approve the nomination of members of the Corporation's Board of Directors), including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. Each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the record date for the taking of a vote at the initial Conversion Value on the Date of Original Issue, subject to the Beneficial Ownership Cap and the Issuance Cap Amount limitations set forth in
Section 5(k), or, if no record date is established, at the day prior to the date such vote is taken or any written consent of shareholders is first executed; provided, however, that solely for the purposes of calculating the number of shares of Common Stock into which the Convertible Preferred Stock could be converted to determine the number of votes to which a holder of Convertible Preferred Stock is entitled, the initial Conversion Value shall not be subject to adjustment as provided in Section 5 (other than pursuant to Section 5(f)). Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     3.   Rights on Liquidation.

          a. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock, the holders of Convertible Preferred Stock shall be entitled to receive payment out of such assets of the Corporation in an amount equal to the greater of (i) (A) in the event of a deemed Liquidation pursuant to Section 3(c) below, an amount equal to the difference between $12,000 per share of Convertible Preferred Stock and all dividends that have been paid, or are accumulated and unpaid, with respect to one share of Convertible Preferred Stock or (B) in all other cases, $10,000 per share of Convertible Preferred Stock (such applicable amount being referred to as the "Liquidation Preference" for the Convertible Preferred Stock), plus any accumulated and unpaid dividends thereon (whether or not earned or declared) on the Convertible Preferred Stock, or (ii) the cash or other property distributable upon such Liquidation with respect to the shares of Common Stock into which such shares of Convertible Preferred Stock (plus all accrued and unpaid dividends) could have been converted immediately prior to such payment. If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Convertible Preferred Stock based on the aggregate Liquidation Preferences of the shares of Convertible Preferred Stock held by each such holder.

          b. If the assets of the Corporation available for distribution to shareholders exceed the aggregate amount of the Liquidation Preferences payable with respect to all shares of Convertible Preferred Stock then outstanding, then, after the payment required by paragraph 3(a) above shall have been made or irrevocably set aside, the holders of Common Stock shall be entitled to receive with respect to each share of Common Stock payment of a pro rata portion of such assets based on the aggregate number of shares of Common Stock held by each such holder. If not being made pursuant to a Liquidation described in Section 3(c) below, then the holders of the Convertible Preferred Stock shall participate in such a distribution on a pro-rata basis with the holders of the Common Stock, with the amount distributable to the holders of Convertible Preferred Stock to be computed on the basis of the number of shares of Common Stock which would be held by them if immediately prior to the Liquidation all of the outstanding shares of Convertible Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value.

          c. The acquisition of the Corporation by another entity by means of any transaction or series of transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of over fifty percent (50%) of the outstanding voting power of this Corporation, or the sale of all or substantially all of the assets or capital stock of the Corporation, shall be deemed a Liquidation, unless (i) in connection with such transaction, the holders of the Convertible Preferred Stock receive preferred stock having terms and conditions which are no less favorable than the terms and conditions of the Convertible Preferred Stock contained herein; or (ii) the Convertible Preferred Stock is subject to redemption pursuant to Section 13(c).

     4. Actions Requiring the Consent of Holders of Preferred Stock. As long as any shares of Convertible Preferred Stock are outstanding and constitute more than 15% of all the outstanding Common Stock on an as converted basis, the consent of the holders of at least a majority of the shares of Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at a meeting called for the purpose, shall be necessary for effecting or validating any of the following transactions or acts:

          a. Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation of the Corporation (other than an amendment effectuated in order to designate the rights and preferences of the Approved Securities (as such term is defined below);

          b. The authorization or creation by the Corporation of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock), other than the authorization or issuance of preferred stock with substantially the same terms as the Convertible Preferred Stock and having no more favorable terms than the Preferred Stock and having no preferences senior to the rights of the Preferred Stock in an amount not to exceed the amount by which $20,000,000 exceeds the total purchase price of the Convertible Preferred Stock (the "Approved Securities"), provided that such Approved Securities are issued only after the Corporation's shareholders have voted against the issuance of up to $20,000,000 of Convertible Preferred Stock;

          c. The redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock of the Corporation or any of its Subsidiaries or any option, warrant or other right to purchase or acquire any such shares, other than the: (i) redemption of Preferred Stock pursuant to the terms hereof, (ii) redemption of the warrants to purchase shares of Common Stock that are issued or issuable (the "Warrants") under that certain Preferred Stock and Warrant Purchase Agreement entered into among the Corporation and the purchasers of the Preferred Stock on the Date of Original Issue (the "Preferred Stock Purchase Agreement"), pursuant to the redemption terms of the Warrants, or
(iii) redemption of any Approved Securities pursuant to the terms thereof, or the repayment or prepayment of any indebtedness outstanding as of the date hereof other than in the ordinary course of business;

          d. The declaration or payment of any dividend or other distribution (whether in cash, stock or other property) with respect to the capital stock of the Corporation or any Subsidiary, other than a dividend or other distribution pursuant to the terms of the Preferred Stock or the Approved Securities.

     5.   Conversion.

          a. Right to Convert. Subject to the limitation set forth in Section 5(k) hereof, the holder of any share or shares of Convertible Preferred Stock shall have the right at any time, at such holder's option, to convert all or any lesser portion of such shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Convertible Preferred Stock to be converted by (ii) the Conversion Value (as hereinafter defined) then in effect for such Convertible Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Convertible Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the Current Market Price (as hereinafter defined) per share of the Common Stock.

          b.  Mandatory Conversion. Subject to the limitation set forth in
Section 5(k) hereof, all the outstanding Convertible Preferred Stock shall be automatically converted upon the occurrence of any one or more of the following events (each a "Conversion Triggering Event"), as of the effective time of such event, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Convertible Preferred Stock to be converted by (ii) the Conversion Value (as hereinafter defined) then in effect for such Convertible Preferred
Stock:

               i. The Registration Statement (as hereinafter defined) covering all of the shares of Common Stock into which the Preferred Stock is convertible is effective (or all of the shares of Common Stock into which the Preferred Stock is convertible may be sold without restriction pursuant to Rule 144(k) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act")) and the Current Market Price (as hereinafter defined) of the Common Stock is greater than 200% of the Conversion Value;

               ii. Upon closing of a sale of Common Stock in a firm-commitment underwriting in which:

                    1) the offering price (before deduction of underwriting discounts, commissions or other selling or other expenses of the offering) of the Common Stock is greater than 200% of the Conversion Value;

                    2) the aggregate gross proceeds of the offering are greater than $20,000,000 (without giving effect to the possible conversion or exercise or any warrant, convertible security or other derivative security included in such offering); and

                    3) the Registration Statement covering all of the shares of Common Stock into which the Preferred Stock is convertible is then effective or all of the shares of Common Stock into which the Preferred Stock is convertible may be sold without restriction pursuant to Rule 144(k) promulgated by the Securities and Exchange Commission under the Securities Act;

               iii. Subject to the provisions of Section 13(c) (Redemption at the Corporation's Election), upon the closing of a sale of the majority of the capital stock of the Corporation or a merger or consolidation of the Corporation in which the Corporation is not the surviving entity, and the per share consideration (the "Transaction Consideration") received by the holders of the Common Stock is an amount of not less than 110% of the Conversion Value plus accrued but unpaid dividends thereon, provided that upon consummation of such transaction the holders of the Common Stock issuable upon such conversion shall be entitled to receive the same per share consideration as the Transaction Consideration.

               iv. Upon notice by the Corporation that it has filed with the Securities and Exchange Commission of a Form 10-Q or Form 10-K, as applicable, that reports, for the immediately preceding fiscal quarter (or, in the case of a Form 10-K, for the fourth quarter of the prior fiscal year), revenues from sales of the Corporation's VITOSS(TM), CORTOSS(TM), RHAKOSS(TM), IMBIBE(TM) and ALIQUOT(TM) products, and any combination product thereof, equal to or in excess of either (x) $6,250,000 or (y) if after the Date of Original Issue, the Corporation acquires an entity with a capitalization in excess of $10 million that has products being sold, $5,000,000 (the "Revenue Target").

               v. Subject to the provisions of Section 13(c) (Redemption at the Corporation's Election), at any time upon written notice sent by any of OrbiMed Advisors LLC, OrbiMed Associates LLC, PW Juniper Crossover Fund LLC, Caduceus Private Investment L.P., or any of their respective successors or assigns ("OrbiMed") to the Corporation and the holders of Preferred Stock; provided, however that if OrbiMed forces conversion pursuant to this Subsection 5(b)(v) upon the closing of a sale of the majority of the capital stock of the Corporation or a merger or consolidation of the Corporation in which the Corporation is not the surviving entity, (i) holders of at least a majority of the shares of Convertible Preferred Stock then outstanding must consent to such conversion and such consenting holders cannot have an ownership interest of 10% or more in the aggregate in any other entity party to such transaction (other than subsidiaries of the Corporation), and (ii) the consideration to be received by holders of Convertible Preferred Stock upon consummation of the merger or consolidation is no less than an amount equal to the difference between $12,000 per share of Convertible Preferred Stock and all dividends that have been paid, or are accumulated and unpaid, with respect to one share of Convertible Preferred Stock.

     "Registration Statement" shall have the meaning established in the Investor Rights Agreement of even date herewith by and among the Corporation and the other parties signatory thereto

          c.  Mechanics of Conversion.

               i. Such right of conversion (other than mandatory conversion) shall be exercised by the holder of shares of Convertible Preferred Stock by delivering to the Corporation a conversion notice in the form attached hereto as Exhibit A (the "Conversion Notice"), appropriately completed and duly signed and specifying the number of shares of Convertible Preferred Stock that the holder elects to convert (the "Converting Shares") into shares of Common Stock on the date specified in the Conversion Notice (which date shall not be earlier than the date on which the Conversion Notice is delivered to the Corporation), and by surrender of the certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered. Promptly after the receipt of the Conversion Notice and surrender of the Converting Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder's nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares. Such conversion shall be deemed to have been effected as of the close of business on the date specified in the Conversion Notice in accordance with the terms hereof (the "Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.

               ii. Subject to the provisions of Section 5(k), in the event that a Conversion Triggering Event has occurred, all the shares of Preferred Stock shall be converted as if the holders thereof had delivered a Conversion Notice with respect to such shares on such day. Promptly thereafter, the holders of the Convertible Preferred Stock shall deliver their certificates evidencing the Convertible Preferred Stock to the Corporation or its duly authorized transfer agent, and upon receipt thereof, the Corporation shall issue or cause its transfer agent to issue certificates evidencing the Common Stock into which the Convertible Preferred Shares have been converted.

          d. Beneficial Ownership Cap. To the extent that any shares of Convertible Preferred Stock are not automatically converted upon the occurrence of a Conversion Triggering Event on account of the application of Section 5(k), such shares of Convertible Preferred Stock shall be deemed converted automatically under this Section 5 at the first moment thereafter when Section 5(k) would not prevent such conversion. Notwithstanding the preceding sentence, upon the occurrence of the Conversion Triggering Event, the right to: (a) accrue dividends on Preferred Stock (other than dividends pursuant to Section 1(e) hereof); (b) the liquidation preference of the Preferred Stock, including, without limitation, the right to be treated as holders of Preferred Stock in the event of a merger or consolidation; (c) the veto rights described in Section 4 hereof; and (d) the antidilution protection as provided in Sections 5(h)(i) and 5(h)(ii) hereof, and (e) the redemption rights under in Section 13 hereof would cease immediately.

          d. Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock at the time outstanding.

          e. Conversion Value. The initial conversion value for the Convertible Preferred Stock shall be $1.706 per share of Common Stock, such value to be subject to adjustment in accordance with the provisions of this Section 5. Such conversion value in effect from time to time, as adjusted pursuant to this
Section 5, is referred to herein as a "Conversion Value." All of the remaining provisions of this Section 5 shall apply separately to each Conversion Value in effect from time to time with respect to Convertible Preferred Stock.

          f. Stock Dividends, Subdivisions and Combinations. If at any time while the Preferred Stock is outstanding, the Corporation shall:

              i. cause the holders of its Common Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

              ii. subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

              iii. combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses
(ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Value is calculated hereunder, then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.

          g. Certain Other Distributions. If at any time while the Preferred Stock is outstanding the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

               8. cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Corporation),

               9. any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of Common Stock), or

               10. any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of Common Stock) (in each case set forth in subparagraphs 5(g)(i), 5(g)(ii) and 5(g)(iii) hereof, the "Distributed Property"), then upon any conversion of Preferred Stock that occurs after such record date, the holder of Preferred Stock shall be entitled to receive, in addition to the Conversion Shares otherwise issuable upon such conversion, the Distributed Property that such holder would have been entitled to receive in respect of such number of Conversion Shares had the holder been the record holder of such Conversion Shares as of such record date. Such adjustment shall be made whenever any such distribution is made. In the event that the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as determined in good faith by the Board of Directors of the Corporation and set forth in reasonable detail in a written valuation report (the "Valuation Report") prepared by the Board of Directors. The Corporation shall give written notice of such determination and a copy of the Valuation Report to all holders of Preferred Stock, and if the holders of a majority of the outstanding Preferred Stock object to such determination within twenty (20) business days following the date such notice is given to all of the holders of Preferred Stock, the Corporation shall submit such valuation to an investment banking firm of recognized national standing selected by not less than a majority of the holders of the Preferred Stock and acceptable to the Company in its reasonable discretion, whose opinion shall be binding upon the Corporation and the Preferred Stockholders. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 5(g) and, if the outstanding shares of Common

Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(f).

          h.   Issuance of Additional Shares of Common Stock.

          i. If, at any time prior to the close of business on the fourth anniversary of the Date of Original Issue while the Preferred Stock is outstanding, the Corporation shall issue or sell any additional shares of Common Stock in exchange for consideration in an amount per additional share of Common Stock less than the current Conversion Value at the time the additional shares of Common Stock are issued or sold, then the Conversion Value shall be adjusted to equal such amount.

               11. If, at any time after the fourth anniversary of the Date of Original Issue while the Preferred Stock is outstanding, the Corporation shall issue or sell any additional shares of Common Stock in exchange for consideration in an amount per additional share of Common Stock less than the current Conversion Value at the time the additional shares of Common Stock are issued or sold, then the Conversion Value shall be reduced, concurrently upon such issuance, to a price determined by dividing an amount equal to the sum of:

               (A)

                    (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing current Conversion Value, plus

                    (2) the consideration, if any, received by the Corporation upon such issue or sale, by

               (B) the total number of shares of Common Stock outstanding immediately after such issue or sale.

               12. "Current Market Price" means, in respect of any share of Common Stock on any date herein specified:

     (1) if there shall not then be a public market for the Common Stock, the higher of (a) the book value per share of Common Stock at such date, and (b) the Appraised Value (as hereinafter defined) per share of Common Stock at such date, or

     (2) if there shall then be a public market for the Common Stock, the higher of (x) the book value per share of Common Stock at such date, and (y) the average of the daily market prices for the 20 consecutive trading days immediately before such date. The daily market price for each such trading day shall be (i) the last sale price on such day on the principal stock exchange (including NASDAQ) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable,
          (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange (including NASDAQ), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the holder of the Convertible Preferred Stock and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holder of the Convertible Preferred Stock and one of which shall be selected by the Corporation.

               iv. "Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Corporation may have no class of equity registered under the Exchange Act of 1934, as amended (the "Exchange Act")) as of the last day of the most recent fiscal month end prior to such date specified, based on the value of the Corporation (assuming the conversion and exercise of all of the Corporation's authorized and issued capital stock), as determined by a nationally recognized investment banking firm selected by the Corporation's Board of Directors and having no prior relationship with the Corporation, and reasonably acceptable to not less than a majority of the holders of the Preferred Stock then outstanding.

               v. The provisions of paragraphs 5(h)(i) and 5(h)(ii) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is provided under Section 5(f) or 5(g). No adjustment of the number of shares of Common Stock for which the Convertible Preferred Stock shall be convertible into shall be made under paragraph 5(h)(i) or 5(h)(ii) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such convertible securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 5(i).

               vi. Notwithstanding anything to the contrary contained herein, the provisions are this Section 5 are subject to the terms of Section 13(d) regarding the Corporation's right to redeem the Preferred Stock.

          i. Issuance of Common Stock Equivalents. If at any time while the Preferred Stock is outstanding the Corporation shall issue or sell any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any securities convertible, directly or indirectly, into shares of Common Stock (collectively, "Common Stock Equivalents"), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the effective price per share for which Common Stock is issuable upon the exercise, exchange or conversion of such Common Stock Equivalents shall be less than the current Conversion Value in effect immediately prior to the time of such issue or sale, then the current Conversion Value shall be adjusted as provided in
Section 5(h) on the basis that the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued and outstanding and the Corporation shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such Common Stock Equivalents. No further adjustments to the current Conversion Value shall be made under this Section 5(i) upon the actual issue of such Common Stock upon the exercise, conversion or exchange of such Common Stock Equivalents.

          j.   Superseding Adjustment.

               i. If, at any time after any adjustment to the current Conversion Value shall have been made pursuant to Section 5(i) as the result of any issuance of Common Stock Equivalents, (x) the right to exercise, exchange or convert all or a portion of the Common Stock Equivalents shall expire unexercised, or (y) the conversion rate or consideration per share for which shares of Common Stock are issuable pursuant to such Common Stock Equivalents shall be increased solely by virtue of provisions therein contained for an automatic increase in such conversion rate or consideration per share, as the case may be, upon the occurrence of a specified date or event, then any such previous adjustments to the Conversion Value shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation.

               ii. Upon the occurrence of an event set forth in Section 5(j)(i) above, there shall be a recomputation made of the effect of such Common Stock Equivalents on the basis of: (i) treating the number of additional shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise, exchange or conversion of any such Common Stock Equivalents, as having been issued on the date or dates of any such exercise, exchange or conversion and for the consideration actually received and receivable therefor, and (ii) treating any such Common Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the conversion rate or consideration per share for which shares of Common Stock or other property are issuable under such Common Stock Equivalents; whereupon a new adjustment to the current Conversion Value shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

          k.   Blocking Provisions.

               i. Except as provided otherwise in this Section 5(k)(i), other than with respect to OrbiMed the number of Conversion Shares that may be acquired by any holder , and the number of shares of Convertible Preferred Stock that shall be entitled to voting rights under Section 2 hereof shall be limited to the extent necessary to insure that, following such conversion, the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act (including shares held by any "group" of which the holder is a member) does not exceed 4.95% of the total number of shares of Common Stock of the Corporation then issued and outstanding (the "Beneficial Ownership Cap"). For purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a holder of Preferred Stock, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such holder. Each delivery of a Conversion Notice by a holder of Preferred Stock will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Company, that the issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. This paragraph shall be construed and administered in such manner as shall be consistent with the intent of the first sentence of this paragraph. Any provision hereof which would require a result that is not consistent with such intent shall be deemed severed herefrom and of no force or effect with respect to the conversion contemplated by a particular Conversion Notice. The provisions of this Section 5(k)(i) shall not apply if OrbiMed forces conversion of the Preferred Stock pursuant to
Section 5(b)(v).

               ii. Notwithstanding any contrary or inconsistent provision hereof, if the Corporation is prohibited by Rule 4350(i) of the National Association of Securities Dealers, Inc. (the "NASD"), or any successor or similar rule, or the rules or regulations of any other securities exchange on which the Common Stock is then listed or traded, from issuing a number of shares of Common Stock upon conversion of the Convertible Preferred Stock or as payment of any dividends thereon (together with any shares of Common Stock, or securities convertible into or exercisable for Common Stock, issued or issuable pursuant to the Preferred Stock Purchase Agreement or other agreements entered into in connection therewith) in excess of a prescribed amount (the "Issuance Cap Amount"), then the Corporation shall not issue shares upon conversion of the Convertible Preferred Stock or as payment of any dividend thereon in excess of the Issuance Cap Amount. Assuming solely for purposes of this paragraph (k)(ii) that such Rule 4350(i) or similar rule is applicable, the Issuance Cap Amount shall be [4,003,904] shares.

                    In the event the Corporation is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph
(k)(ii), the Corporation shall seek the approval of its shareholders to authorize the issuance of the full number of shares of Common Stock which would be issuable upon the conversion of the then outstanding shares of Convertible Preferred Stock but for the Issuance Cap Amount to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Issuance Cap Amount.

          l. Exception for Existing Obligations. No adjustment to the Conversion Value shall be made under Section 5(h) or 5(i) on account of the issuance of any securities of the Corporation pursuant to (A) the conversion of the Convertible Preferred Stock, the exercise of the Warrants, or the issuance of shares of Common Stock as payment of dividends to holders of Preferred Stock,
(B) the conversion of the Approved Securities or the issuance of shares of Common Stock as payment of dividends to holders of Approved Securities, or the issuance or exercise of warrants granted in connection with the Approved Securities, (C) the exercise of any warrants or options (collectively, the "Existing Warrants") outstanding on the date this Statement of Designation is filed with the Pennsylvania Department of State (the "Filing Date"), (D) shares of Common Stock, options or warrants issuable pursuant to the anti-dilution provisions contained in Existing Warrants; (E) the issuance of Common Stock, stock awards or options under, or the exercise of any options granted pursuant to, any currently authorized plan for the issuance of options or capital stock of the Corporation including, without limitation, stock purchase plans, or (F) the issuance of shares pursuant to a stock split, combination, subdivision, dividend or other distribution on outstanding shares of Common Stock.

     6. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible and the current Conversion Value provided for in Section 5:

          a. Computation of Consideration. To the extent that any additional shares of Common Stock or any convertible securities or any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any convertible securities shall be issued for cash consideration, the consideration received by the Corporation therefor shall be the amount of the cash received by the Corporation therefor, or, if such additional shares of Common Stock or convertible securities are offered by the Corporation for subscription, the subscription price, or, if such additional shares of Common Stock or convertible securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Corporation. In case any additional shares of Common Stock or any convertible securities or any warrants or other rights to subscribe for or purchase such additional shares of Common Stock or convertible securities shall be issued in connection with any merger in which the Corporation issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Corporation, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such additional shares of Common Stock, convertible securities, warrants or other rights, as the case may be. The consideration for any additional shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such warrants or other rights plus the additional consideration payable to the Corporation upon exercise of such warrants or other rights. The consideration for any additional shares of Common Stock issuable pursuant to the terms of any convertible securities shall be the consideration received by the Corporation for issuing warrants or other rights to subscribe for or purchase such convertible securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such convertible securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such convertible securities. In case of the issuance at any time of any additional shares of Common Stock or convertible securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Corporation shall be deemed to have received for such additional shares of Common

Stock or convertible securities a consideration equal to the amount of such dividend so paid or satisfied. Whenever the Board of Directors of the Corporation shall be required to make a determination in good faith of the fair value of any consideration, such determination shall, if requested by holders of a majority of the Convertible Preferred Stock then outstanding be supported by a nationally recognized investment banking firm selected by such holders, which firm shall have no prior relationship with the Corporation.

          b. When Adjustments to Be Made. The adjustments required by Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Value that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in
Section 5(f)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which the Convertible Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          c. Fractional Interests. In computing adjustments under Section 5, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

          d. When Adjustment Not Required. If the Corporation undertakes a transaction contemplated under Sections 5(g), 5(h), 5(i) or 5(j) and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under Sections 5(g), 5(h), 5(i) or 5(j) and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under Sections 5(g), 5(h), 5(i) or 5(j), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          e. Escrow of Stock. If after any property becomes distributable pursuant to Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Convertible Preferred Stock either converts the Convertible Preferred Stock or there is a mandatory conversion during such period, such holder of Convertible Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 5 by reason of such adjustment and such shares or other property shall be held in escrow for the holder of the Convertible Preferred Stock by the

Corporation to be issued to holder of the Convertible Preferred Stock upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.

     7.   Merger, Consolidation or Disposition of Assets.

          a. If, after the Filing Date and while the Preferred Stock is outstanding, there occurs: (i) an acquisition by an individual or legal entity or group (as defined in Rule 13-d of the Exchange Act) of more than one-half of the voting rights or equity interests in the Corporation; or (ii) a merger or consolidation of the Corporation or a sale, transfer or other disposition of all or substantially all the Corporation's property, assets or business to another corporation where the holders of the Corporation's voting securities prior to such transaction fail to continue to hold at least 50% of the voting power of the Corporation (a "Change of Control"), and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Corporation and the successor or acquiring corporation (if other than the Corporation) does not assume the Preferred Stock pursuant to Section 7(b) below, then the holder of the Convertible Preferred Stock shall have the right thereafter to receive, at the holder's election, which election which must be delivered by the holder to the Corporation within 10 days after receiving notice from the Corporation of the right to make such election:

               i. upon the conversion of the Convertible Preferred Stock, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible immediately prior to such event, or

               ii. at the effective time of such Change of Control, the Liquidation Preference that would have been payable immediately prior to the effective time of such Change of Control.

If a timely election is not made pursuant to this Section 7(a), the holder shall receive the benefit of Section 7(a)(i) and shall not be entitled to the benefit of Section 7(a)(ii).

          b. In case of any such Change of Control, the successor or acquiring corporation (if other than the Corporation) shall have the right to expressly assume the due and punctual observance and performance of each and every covenant and condition of contained in this Statement of Designation to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of

Directors of the Corporation) in order to provide for adjustments of shares of the Common Stock into which the Convertible Preferred Stock is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in
Section 5. For purposes of Section 5, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 7 shall similarly apply to successive Change of Control transactions.

          c. The provisions of this Section 7 shall be inapplicable in the event that the Preferred Stock is subject to mandatory conversion under Section 5 or redemption under Section 13.

          13. Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 5 or any other action described in Section 5, then, unless such action will not have a materially adverse effect upon the rights of the holder of Convertible Preferred Stock, the number of shares of Common Stock or other stock into which the Convertible Preferred Stock is convertible exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

          14. Certain Limitations. Notwithstanding anything herein to the contrary, the Corporation agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Conversion Value to be less than the par value per share of Common Stock.

          15. Stock Transfer Taxes. The issue of stock certificates upon conversion of the Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          16. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Convertible Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Convertible Preferred Stock owned by such holder.

          17. Notices of Record Date. In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

     18. Redemption.

          a. Redemption at the Holders' Elections. If a Redemption Triggering Event (as defined below) has occurred, and a holder has so elected, the Corporation shall redeem the Convertible Preferred Stock of any holder who gives a Demand for Redemption (as defined below). The Corporation shall, promptly thereafter, redeem the shares of Convertible Preferred Stock as set forth in the Demand for Redemption. The Corporation shall effect such redemption by paying in cash for each such share to be redeemed an amount equal to the Redemption Price (as defined below) on the Redemption Date. A "Redemption Triggering Event" is any one of the following:

               i. The Corporation's failure or refusal to convert any shares of Convertible Preferred Stock in accordance with the terms hereof, or the Corporation's material breach of any other term or provision of the terms of the Convertible Preferred Stock and which breach, if reasonably capable of being cured within ten (10) days, has not been cured within ten (10) days after notice of such breach has been given by the holders of Preferred Stock to the Corporation, provided, however, that the Corporation shall not be so entitled to any right to cure for the more than one failure or refusal to convert shares of Convertible Preferred Stock in accordance with the terms hereof.

               ii. Any breach of any warranty or representation of the Corporation as of the date made in the Preferred Stock Purchase Agreement that is reasonably likely to have a material adverse effect on the Corporation and which breach, if reasonably capable of being cured, has not been cured within twenty (20) days after notice of such breach has been given by the holders of Preferred Stock to the Corporation (the "Breach Cure Period").

               iii. Any breach by the Corporation of any covenant or other provision of the Preferred Stock Purchase Agreement that is reasonably likely to have a material adverse effect on the Corporation and which breach, if reasonably capable of being cured, has not been cured within the Breach Cure Period.

          b. Demand for Redemption. A holder desiring to elect a redemption as herein provided shall deliver a notice (the "Demand for Redemption") to the Corporation while such Redemption Triggering Event continues specifying the following:

          i.   The approximate date and nature of the Redemption Triggering
Event;

          ii. The number of shares of Convertible Preferred Stock to be redeemed; and

          iii. The address to which the payment of the Redemption Price shall be delivered, or, at the election of the holder, wire instructions with respect to the account to which payment of the Redemption Price shall be required.

A holder may deliver the certificates evidencing the Convertible Preferred Stock to be redeemed with the Demand for Redemption or under separate cover. Payment of the Redemption Price shall be made not later than two (2) business days after the date on which each of the following conditions has been satisfied: (i) a holder has delivered a Demand for Redemption and the certificates evidencing the shares of Convertible Preferred Stock to be redeemed; and (ii) the Breach Cure Period has expired.

          c. Redemption at the Corporation's Election. The Corporation may, at the option of the Board of Directors, (x) at any time after the second anniversary of the Original Issuance Date, (y) at any time in lieu of effecting an adjustment under Section 5(h) hereof, or (z) on or prior to the second anniversary of the Original Issuance Date in connection with the acquisition of the Corporation by another entity by means of any transaction or series of transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of over fifty percent (50%) of the outstanding voting power of this Corporation, or the sale of all or substantially all of the assets or capital stock of the Corporation, elect to redeem in whole or in part the shares of Convertible Preferred Stock by giving notice of such election pursuant to Section 13(d)(iii) hereof to all holders of Convertible Preferred Stock. The amount payable in redemption of each share of Convertible Preferred Stock (the "Redemption Price") shall be cash equal (i) all accrued but unpaid dividends as of the Redemption Date (as defined below) with respect to each share to be redeemed, plus (ii) 110% of the Liquidation Preference of each share of Convertible Preferred Stock to be redeemed, plus
(iii) only if the Corporation elects to redeem the Convertible Preferred Stock pursuant to subparagraph (y) or (z) of this Section 13(c), dividends on each share of Convertible Preferred Stock to be redeemed that would have accrued on such shares from the Redemption Date to the second anniversary of the Date of Original Issue. The redemption shall be effected in the manner specified in paragraph (d) below.

          d. Redemption Mechanics. The Corporation shall effect a redemption made at the election of the Corporation as follows:

          i. The number of shares subject to redemption shall be allocated pro rata among the holders of outstanding shares of Convertible Preferred Stock based upon the number of such shares held by each such holder.

          ii. The Corporation shall pay the Redemption Price in cash for each such share to be redeemed.

          iii. At least 15 but no more than 60 days prior to the date fixed for any redemption of Convertible Preferred Stock (the "Redemption Date"), written notice shall be given to each holder of record of Convertible Preferred Stock to be redeemed, notifying such holder of the redemption to be effected, specifying the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in
Section 13(d)(v), on or after the Redemption Date, each holder of Convertible Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be paid to the person whose name appears on such certificate or certificates as the owner thereof, and upon such payment, each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          iv. From and after the close of business on the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the shares of Convertible Preferred Stock designated for redemption as holders of Convertible Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          v. Three days prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all outstanding shares of Convertible Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authorize such bank or trust company to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Convertible Preferred Stock to the holders thereof upon surrender of their certificates. The balance of any monies deposited by the Corporation pursuant to this paragraph remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to the Corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Convertible Preferred Stock and payment of any bond requested by the Corporation, to receive such monies but without interest from the Redemption Date.

          e. Status of Redeemed or Purchased Shares. Any shares of the Convertible Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation shall not be reissued and shall be retired.

          14. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows: (i) if to the Corporation, to 45 Great Valley Parkway, Malvern, Pennsylvania 19355, facsimile: 610.640-2603, Attention: Joseph M. Paiva, Chief Financial Officer, or (ii) if to a holder of Preferred Stock, to the address or facsimile number appearing on the Corporation's shareholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Preferred Stock may provide to the other in accordance with this Section..

     In Witness Whereof, the undersigned has executed this statement on behalf of the Corporation this 19th day of July 2002.


                                          By:     /s/  Antony Koblish
                                             -----------------------------------
                                                      Antony Koblish,
                                                President and Chief Executive
                                                        Officer

                                                                       EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock (the "Preferred Stock") indicated below into shares of common stock, par value $.01 per share (the "Common Stock"), of Orthovita, Inc., a Pennsylvania corporation (the "Company"), according to the Statement of Designations of the Preferred Stock and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. A copy of the certificate representing the Preferred Stock being converted is attached hereto.

--------------------------------------------------------------------------------
Date to Effect Conversion
--------------------------------------------------------------------------------
Number of shares of Preferred Stock owned prior to Conversion
--------------------------------------------------------------------------------
Number of shares of Preferred Stock to be Converted
--------------------------------------------------------------------------------
Stated Value of Preferred Stock to be Converted
--------------------------------------------------------------------------------
Amount of accumulated and unpaid dividends on shares of Preferred Stock to be Converted
--------------------------------------------------------------------------------
Number of shares of Common Stock to be Issued (including conversion of accrued but unpaid dividends on shares of Preferred Stock to be Converted)
--------------------------------------------------------------------------------
Applicable Conversion Value
--------------------------------------------------------------------------------
Number of shares of Preferred Stock owned subsequent to Conversion

Conversion Information:                   [NAME OF HOLDER]


                                          By:
                                             -----------------------------------
                                                 Name:
                                                 Title:

                                          Address of Holder:

                                          --------------------------------------

                                          --------------------------------------


                                          Issue  Common  Stock to (if different
                                          than above):

                                          Name:
                                               ---------------------------------
                                          Address:
                                                  ------------------------------

                                                  ------------------------------

The undersigned represents, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Company, as of the date hereof that, after giving effect to the conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the "Beneficial Ownership Cap" contained in Section 5(k) of the Statement of Designations of the Preferred Stock.

The undersigned hereby covenants and agrees that the undersigned (i) will not sell or otherwise dispose of the shares of Common Stock to be delivered pursuant to this Conversion Notice (the "Shares") except in compliance with the Securities Act of 1933, as amended (the "Act"), (ii) if selling under a Registration Statement under the Act, will sell the Shares only in accordance with the Plan of Distribution set forth in the prospectus forming a part of the Registration Statement (the "Prospectus"), (iii) will comply with the requirements of the Act when selling or otherwise disposing of the Shares, including, but not limited to, the prospectus delivery requirements of the Act,
(iv) will not sell or otherwise dispose of, and will return immediately to the Company for the purpose of placing a restrictive legend thereon, the Shares (and any certificates representing the Shares, if applicable) upon notice from the Company that the Prospectus may not be used for the sale of the Shares, and (v) will indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Act and Section 20 of the Securities Exchange Act of

1934, as amended), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses (as defined in the Investor Rights Agreement dated as of July 19, 2002 by and among the Company and the investors signatory thereto) arising out of or based upon any breach by the undersigned of any of the covenants contained herein.


                                          --------------------------------------

Name of Holder


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------